                                                                      EXHIBIT 24


INDEPENDENT AUDITORS' CONSENT


We Consent to the incorporation by reference in Registration Statement No. 33-72138 of Met-Coil Systems Corporation on Form S-8 of our report dated May 23, 1997, appearing in this Annual Report on Form 11-K of Met-Coil Retirement Plan for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP

Cedar Rapids, Iowa
June 23, 1997